Exhibit 99.1

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

PORTFOLIO OVERVIEW

SECOND QUARTER 2016

Table of Contents

Introduction to Portfolio Overview.	1

Dispositions During the Quarter	1

Disposition Following the Quarter	2

Portfolio Overview	3

Discussion	6

Revolving Line of Credit	7

Performance Analysis	7

Transactions with Related Parties	9

Financial Statements	11

Forward Looking Statements	15

Additional Information	15

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

As of September 30, 2016

Introduction to Portfolio Overview

We are pleased to present ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.’s (the “Fund”) Portfolio Overview for the quarter ended June 30, 2016. References to “we,” “us,” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 14, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital, LLC.

The Fund makes investments in companies that utilize equipment and other corporate infrastructure (collectively, “Capital Assets”) to operate their businesses. These investments are primarily structured as debt and debt-like financings (such as loans and leases) that are collateralized by Capital Assets.

The Fund raised $257,646,987 commencing with its initial offering on May 18, 2009 through the closing of the offering on May 18, 2011. The Fund entered into its liquidation period on May 19, 2016. During the liquidation period, the Fund began the orderly termination of its operations and has begun, and will continue, to gradually dispose of its assets and/or allow its investments to mature in the ordinary course of business. If our Investment Manager believes it would benefit our partners to reinvest the proceeds received from sold or matured investments in additional investments during the liquidation period, our Investment Manager may do so. Our Investment Manager is not paid acquisition fees or management fees for additional investments initiated during the liquidation period.

Dispositions During the Quarter

The Fund disposed of the following investments during the quarter ended June 30, 2016:

Ardmore Shipholding Limited
Structure:	Lease	Collateral:	Two chemical tanker vessels.
Disposition Date:	4/5/2016
The Fund’s Investment:	$3,983,000
Total Proceeds Received:	$5,909,000

Exopack, LLC
Structure:	Lease	Collateral:	Film extrusion line and flexographic printing presses.
Disposition Date:	6/8/2016
The Fund’s Investment:	$6,376,000
Total Proceeds Received:	$11,678,000

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Dispositions During the Quarter (Continued)

AET, Inc. Limited
Structure:	Lease	Collateral:	Two Very Large Crude Carriers.
Disposition Date:	6/8/2016
The Fund’s Investment:	$13,807,000
Total Proceeds Received:	$38,168,000

Höegh Autoliners Shipping AS
Structure:	Lease	Collateral:	A car carrier vessel.
Disposition Date:	6/8/2016
The Fund’s Investment:	$4,321,000
Total Proceeds Received:	$6,543,000

Challenge Mfg. Company, LLC
Structure:	Lease	Collateral:	Auxiliary support equipment and robots.
Disposition Date:	6/8/2016
The Fund’s Investment:	$3,974,000
Total Proceeds Received:	$4,480,000

Disposition Following the Quarter

The Fund disposed of the following investment after the quarter ended June 30, 2016:

Premier Trailer Leasing, Inc.
Structure:	Loan	Collateral:	Trailers.
Disposition Date:	8/8/2016
The Fund’s Investment:	$2,500,000
Total Proceeds Received:	$3,076,000

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Portfolio Overview

As of June 30, 2016, our portfolio consisted of the following investments:

Sargeant Marine, Inc.
Structure:	Loan	Collateral:	Asphalt carrier vessel.
Maturity Date:	12/31/2018
Current Status:	Performing	Net Carrying Value:	$1,805,372 (1)

Premier Trailer Leasing, Inc.
Structure:	Loan	Collateral:	Trailers.
Maturity Date:	9/24/2020
Current Status:	Performing	Net Carrying Value:	$2,605,988 (1)

Técnicas Marítimas Avanzadas, S.A. de C.V.
Structure:	Loan	Collateral:	Four platform supply vessels.
Maturity Date:	8/27/2019
Current Status:	See Discussion	Net Carrying Value:	$3,500,490 (1)

Geden Holdings Limited
Structure:	Lease	Collateral:	Two supramax bulk carrier vessels.
Expiration Dates:	9/30/2017
Current Status:	See Discussion	Net Carrying Value:	$0 (2)

Stena Sonangol Suezmax Pool*
Structure:	Vessel	Collateral:	A crude oil tanker.
Expiration Dates:	7/14/2017
Current Status:	See Discussion	Net Carrying Value:	$22,390,000 (3)

*Vessel was previously on charter to Geden Holdings Limited.

Ezra Holdings Limited
Structure:	Lease	Collateral:	Offshore support vessel.
Expiration Date:	6/3/2021
Current Status:	Performing	Net Carrying Value:	$1,413,360 (4)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Portfolio Overview (Continued)

Pacific Radiance Ltd.
Structure:	Lease	Collateral:	Offshore supply vessel.
Expiration Date:	6/12/2024
Current Status:	Performing	Net Carrying Value:	$1,642,302 (4)

Geokinetics, Inc.
Structure:	Lease	Collateral:	Land-based seismic testing equipment.
Expiration Date:	8/31/2017
Current Status:	Performing	Net Carrying Value:	$1,788,141 (4)

Siva Global Ships Limited
Structure:	Lease	Collateral:	Two liquefied petroleum gas tanker vessels.
Expiration Dates:	3/28/2022
4/8/2022
Current Status:	Performing	Net Carrying Value:	$1,451,654 (4)

Blackhawk Mining, LLC
Structure:	Lease	Collateral:	Mining equipment.
Expiration Date:	2/28/2018
Current Status:	Performing	Net Carrying Value:	$1,413,614 (4)

Fugro N.V.
Structure:	Lease	Collateral:	Two mini geotechnical drilling vessels.
Expiration Date:	12/24/2027
Current Status:	Performing	Net Carrying Value:	$3,576,180 (4)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Portfolio Overview (Continued)

Jurong Aromatics Corporation Pte. Ltd.
Structure:	Loan	Collateral:	Equipment, plant, and machinery associated with a condensate splitter and aromatics complex located on Jurong Island, Singapore.
Maturity Date:	1/16/2021

Current Status:	See Discussion	Net Carrying Value:	$0 (5)

(1) Net carrying value of our investment in note receivable is the sum of the remaining principal outstanding and the unamortized initial direct costs, less deferred fees.

(2) Investment in finance lease is the sum of the remaining minimum lease payments receivable, the estimated residual value of the asset and the unamortized initial direct costs, less unearned income and the credit loss reserve. Net carrying value is our investment in finance lease less any outstanding indebtedness associated with the investment.

(3) The Vessel was returned to us whereupon we assumed the operational responsibility of the Vessel. As such, this asset is classified as Vessel on our consolidated balance sheets.

(4) Net carrying value of our investment in joint ventures is calculated as follows: investment at cost plus/less our share of the cumulative net income/loss of the joint venture and less distributions received since the date of our initial investment.

(5) This investment is through a joint venture that we consolidated and presented on our consolidated balance sheets as investment in note receivable. Investment in note receivable is the sum of the remaining principal outstanding and the unamortized initial direct costs, less deferred fees and the credit loss reserve. Net carrying value represents our proportionate share of the investment and includes the recognition of an investment by noncontrolling interests for the share of such investment held by the joint venture’s noncontrolling interest holders.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Discussion

Jurong Aromatics Corporation Pte. Ltd.

Jurong Aromatics Corporation Pte. Ltd. (“Jurong”) owns and operates a $2 billion state-of-the-art aromatics plant. We participated in a subordinated loan in April 2011 alongside Standard Chartered Bank and BP Singapore Pte. Ltd., which was part of a $2 billion financing package that included over $500 million in equity from strategic investors. While the plant was completed on time, a combination of industry headwinds, the price decline of energy and other commodities and an economic slowdown in China and India forced Jurong into receivership, as the company did not have the liquidity to commence operations. As part of the receivership process, we are hoping that there will be a restructuring involving the senior lenders, shareholders and trade creditors that will allow us a chance to recover some of our investment.

Geden Holdings Limited

Geden Lines (“Geden”) is an international shipping company based in Turkey.  We entered into a sale-leaseback with Geden for one tanker, the Center, and two dry bulkers, the Amazing and Fantastic. While the tanker market has recovered and the outlook is stable, there are extreme headwinds facing the dry bulk market, mostly as a result of the slowdown in the Chinese economy, which for years was driven by heavy investment that fueled ton mile demand for steel, coal and iron ore.  As China moves towards a consumer-driven economy, demand for these commodities has slowed significantly. In April 2016, we were informed by Geden that it intends to return the three vessels to us prior to lease expiration and that it will not be fulfilling its purchase obligations with respect to the three vessels. As a result, we determined to record credit losses of $4,804,077, $4,641,478 and $396,762 related to the Amazing, the Fantastic and the Center, respectively, during the three months ended March 31, 2016 based primarily on the current fair market value of the vessels.

On June 17, 2016, the Center was redelivered to us by Geden. Upon redelivery, the vessel was dry-docked until early July 2016, after which we renamed the vessel “Shamrock” and placed it into service for at least twelve months by participating in a pooling arrangement, Stena Sonangol Suezmax Pool LLC with other vessels owned by unaffiliated third parties. As part of the pooling arrangement, we are entitled to receive a monthly distribution based partly on the performance of all vessels within the pool.

On July 5, 2016, the Amazing and the Fantastic were also returned to us by Geden. Upon redelivery, the vessels were renamed “Bulk Progress” and “Bulk Power,” respectively, and were bareboat chartered to Americas Bulk Transport (BVI) Limited for a period of 5 years at a variable rate based on the market and actual performance of the vessels.

We continue to explore remedies against Geden.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Discussion (Continued)

Técnicas Marítimas Avanzadas, S.A. de C.V.

On August 27, 2014, we, ICON Leasing Fund Twelve, LLC and ICON ECI Fund Fifteen, L.P. (collectively, “ICON”) advanced Técnicas Maritimas Avanzadas, S.A. de C.V. (“TMA”) a senior secured facility of $29,000,000 secured by two offshore supply vessels.  On November 24, 2014, such facility agreement was amended to allow for a senior secured first lien and second lien structure and to include an additional two offshore supply vessels as security for the facility. A senior secured first lien tranche of $66,000,000 was funded by an unrelated third party and ICON’s original loan of $29,000,000 was converted to the senior secured second lien tranche. As a condition to the amendment and increased facility size, TMA was required to have all four vessels under contract by March 31, 2015.

On March 31, 2015, TMA defaulted on the facility because only two of the four vessels had commenced employment.  As a result of such default, the senior lender is, among other things, entitled to receive all cash flow from the existing employed vessels to pay interest and reduce its principal balance.  The interest on ICON's tranche is currently being capitalized. While our loan has not been paid in accordance with the facility agreement, our collarteral position has been strengthened as the principal balance of the senior secured first lien tranche was paid down at a faster rate. In January 2016, the remaining two previously unchartered vessels had commenced employment. ICON is currently working with the senior lender and TMA to amend the facility agreement.

Revolving Line of Credit

We have an agreement with California Bank & Trust (“CB&T”) for a revolving line of credit through May 30, 2017 of up to $12,500,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien. Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, by the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The interest rate for general advances under the Facility is CB&T’s prime rate.  We may elect to designate up to five advances on the outstanding principal balance of the Facility to bear interest at the London Interbank Offered Rate plus 2.5% per year.  In all instances, borrowings under the Facility are subject to an interest rate floor of 4.0% per year. In addition, we are obligated to pay an annualized 0.5% fee on unused commitments under the Facility. At June 30, 2016 and December 31, 2015, we had $6,000,000 and $4,500,000, respectively, outstanding under the Facility.

On July 15, 2016, we repaid the outstanding balance under the Facility of $6,000,000. As we have commenced our liquidation period, we are no longer able to draw down on the Facility.

Performance Analysis

Capital Invested as of June 30, 2016	$314,988,952
Leverage Ratio	0.72:1*
% of Receivables Collected for the Quarter Ended June 30, 2016	66.54%**

* Leverage ratio is defined as total liabilities divided by total equity.

** Collections as of September 30, 2016. The uncollected receivables relate to our investment with Geden and TMA.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Performance Analysis (Continued)

One of our objectives is to provide cash distributions to our partners. In order to assess our ability to meet this objective, unaffiliated broker dealers, third party due diligence providers and other members of the investing community have requested that we report a financial measure that can be reconciled to our financial statements and can be used to assess our ability to support cash distributions from our business operations. We refer to this financial measure as cash available from our business operations, or CABO. CABO is not equivalent to our net operating income or loss as determined under GAAP. Rather, it is a measure that may be a better financial measure for an equipment fund because it measures cash generated by investments, net of management fees and expenses, during a specific period of time. We define CABO as the net change in cash during the period plus distributions to partners and investments made during such period, less the debt proceeds used to make such investments and the activity related to the Facility, as well as the net proceeds from equity raised through the sale of interests during such period, if any.

We believe that CABO may be an appropriate supplemental measure of an equipment fund’s performance because it is based on a measurement of cash during a specific period that excludes cash from non-business operations, such as distributions, investments and equity raised.

Presentation of this information is intended to assist unaffiliated broker dealers, third party due diligence providers and other members of the investing community in understanding the Fund’s ability to support its distributions from its business operations. It should be noted, however, that no other equipment funds calculate CABO, and therefore comparisons with other equipment funds are not meaningful. CABO should not be considered as an alternative to net income (loss) as an indication of our performance or as an indication of our liquidity. CABO should be reviewed in conjunction with other measurements as an indication of our performance.

Cash Available from Business Operations, or CABO, is the cash generated by investments during a specific period of time, net of fees and expenses, excluding distributions to partners, net equity raised and investments made.

Net Change in Cash per GAAP Cash Flow Statement	Business Operations Net cash flow generated by our investments, net of fees and expenses (CABO)	Non-Business Operations Net Equity Raised Cash expended to make investments and Distributions to Partners

As indicated above, the total net change in cash is the aggregate of the net cash flows from Business Operations and the net cash flows from Non-Business Operations. By taking the total net change in cash and removing the cash activity related to Non-Business Operations (distributions, investments and equity raised), the amount remaining is the net cash available from Business Operations (net cash flows generated by investments, net of fees and expenses).

In summary, CABO is calculated as:

Net change in cash during the period per the GAAP cash flow statement

+ distributions to Partners during the period

+ investments made during the period

- debt proceeds to be specifically used to make an investment

- net proceeds from the sale of Interests during the period

= CABO

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Performance Analysis (Continued)

Cash Available From Business Operations

for the Period January 1, 2016 through June 30, 2016

Cash balance at January 1, 2016	$9,281,044
Cash balance at June 30, 2016	$47,057,161

Net change in cash		$37,776,117

Add Back:
Distributions paid to partners from January 1, 2016 through June 30, 2016		$10,455,010

Investments made during the period
Investment in joint ventures	$56
Investment by noncontrolling interests	$(4,815)
		$(4,759)

Deduct:
Debt proceeds used specifically for Investments and activity related to the Facility		$1,500,000

Cash Available from Business Operations (CABO)		$46,726,368	(1)

(1)	Cash available from business operations includes the collection of principal and interest from our investments in notes receivable and finance leases.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager and CĪON Securities, LLC, formerly known as ICON Securities, LLC (“CĪON Securities”), a wholly-owned subsidiary of our Investment Manager and the dealer manager of our offering, whereby we pay or paid certain fees and reimbursements to these parties. CĪON Securities was entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may have been paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

In addition, we reimbursed our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering. The reimbursement of these expenses was capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests were sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.

We pay our Investment Manager (i) a management fee of 3.5% of the gross periodic payments due and paid from our investments and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the Capital Assets secured by or subject to, our investments.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio. Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Transactions with Related Parties (Continued)

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations. Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds. We paid distributions to our General Partner of $52,275 and $104,550 for the three and six months ended June 30, 2016, respectively. We paid distributions to our General Partner of $52,275 and $104,550 for the three and six months ended June 30, 2015, respectively. Additionally, our General Partner’s interest in the net income (loss) attributable to us was $18,829 and $(82,208) for the three and six months ended June 30, 2016, respectively. Our General Partner’s interest in the net loss attributable to us was $111,595 and $114,207 for the three and six months ended June 30, 2015, respectively. Fees and other expenses incurred by us to our General Partner or its affiliates were as follows:

			Three months ended June 30,		Six months ended June 30,
Entity	Capacity	Description	2016	2015	2016	2015
ICON Capital, LLC	Investment Manager	Management fees(1)	$233,313	$341,929	$558,847	$1,057,873

ICON Capital, LLC	Investment Manager	Administrative expense reimbursements(1)	358,559	377,840	679,534	703,398
			$591,872	$719,769	$1,238,381	$1,761,271

(1)	Amount charged directly to operations.

At June 30, 2016 and December 31, 2015, we had a net payable of $153,815 and $903,809, respectively, due to our General Partner and affiliates.

At June 30, 2016 and December 31, 2015, we had a note receivable from a joint venture of $2,611,276 and $2,614,691, respectively, and accrued interest of $129,410 and $30,396, respectively. The accrued interest is included in other assets on our consolidated balance sheets.  For the three and six months ended June 30, 2016, interest income relating to the note receivable from the joint venture of $102,221 and $204,590, respectively, was recognized and included in finance income on our consolidated statements of operations. For the three and six months ended June 30, 2015, interest income relating to the note receivable from the joint venture of $102,558 and $203,720, respectively, was recognized and included in finance income on our consolidated statements of operations.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Financial Statements	(A Delaware Limited Partnership)
Consolidated Balance Sheets

	June 30,	December 31,
	2016	2015
	(unaudited)
Assets

Cash and cash equivalents	$47,057,161	$9,281,044
Restricted cash	2,150,000	3,150,000
Vessel	48,000,000	-
Net investment in finance leases	21,000,000	91,753,624
Leased equipment at cost (less accumulated depreciation of $0 and $45,640,228, respectively)	-	108,795,539
Net investment in notes receivable	7,911,850	12,805,303
Note receivable from joint venture	2,611,276	2,614,691
Investment in joint ventures	11,290,788	24,048,141
Other assets	1,006,295	684,433
Total assets	$141,027,370	$253,132,775
Liabilities and Equity
Liabilities:
Long-term debt	$50,996,998	$120,831,074
Derivative financial instruments	-	4,005,922
Deferred revenue	-	1,617,210
Due to General Partner and affiliates, net	153,815	903,809
Revolving line of credit ,recourse	6,000,000	4,500,000
Seller's credit	-	8,765,195
Accrued expenses and other liabilities	1,943,082	806,984
Total liabilities	59,093,895	141,430,194

Commitments and contingencies

Equity:
Partners' equity:
Limited partners	83,412,768	101,901,791
General Partner	(1,480,266)	(1,293,508)
Total partners' equity	81,932,502	100,608,283
Noncontrolling interests	973	11,094,298
Total equity	81,933,475	111,702,581
Total liabilities and equity	$141,027,370	$253,132,775

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Financial Statements	(A Delaware Limited Partnership)

Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue and other income:
Finance income	$341,981	$2,535,273	$689,642	$6,051,260
Rental income	3,717,671	5,358,997	8,638,118	10,742,559
Income from investment in joint ventures	325,120	775,502	930,484	1,283,945
Gain on sale of subsidiaries	8,721,363	-	8,721,363	-
Gain on sale of investment in joint ventures	291,990	-	291,990	-
Other income	60	2,964	8,060	5,811
Total revenue and other income	13,398,185	8,672,736	19,279,657	18,083,575
Expenses:
Management fees	233,313	341,929	558,847	1,057,873
Administrative expense reimbursements	358,559	377,840	679,534	703,398
General and administrative	1,123,344	592,801	1,605,503	1,384,615
Credit loss, net	4,518,842	17,923,190	14,361,159	19,983,831
Depreciation	1,729,417	2,602,077	4,018,347	5,207,875
Interest	1,715,048	1,743,292	3,116,105	3,572,376
Vessel operating expenses	716,581	-	716,581	-
Loss (gain) on derivative financial instruments	45,571	(146,762)	1,211,654	805,026
Total expenses	10,440,675	23,434,367	26,267,730	32,714,994
Net income (loss)	2,957,510	(14,761,631)	(6,988,073)	(14,631,419)
Less: net income (loss) attributable to noncontrolling interests	1,074,552	(3,602,114)	1,232,698	(3,210,704)
Net income (loss) attributable to Fund Fourteen	$1,882,958	$(11,159,517)	$(8,220,771)	$(11,420,715)

Net income (loss) attributable to Fund Fourteen allocable to:
Limited partners	$1,864,129	$(11,047,922)	$(8,138,563)	$(11,306,508)
General Partner	18,829	(111,595)	(82,208)	(114,207)
	$1,882,958	$(11,159,517)	$(8,220,771)	$(11,420,715)

Weighted average number of limited partnership interests outstanding	258,761	258,761	258,761	258,761
Net income (loss) attributable to Fund Fourteen per weighted average limited partnership interest outstanding	$7.20	$(42.70)	$(31.45)	$(43.69)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Financial Statements	(A Delaware Limited Partnership)

Consolidated Statements of Changes in Equity

	Partners' Equity
	Limited Partnership	Limited	General	Total Partners'	Noncontrolling	Total
	Interests	Partners	Partner	Equity	Interests	Equity
Balance, December 31, 2015	258,761	$101,901,791	$(1,293,508)	$100,608,283	$11,094,298	$111,702,581

Net (loss) income	-	(10,002,692)	(101,037)	(10,103,729)	158,146	(9,945,583)
Distributions	-	(5,175,230)	(52,275)	(5,227,505)	-	(5,227,505)
Balance, March 31, 2016 (unaudited)	258,761	$86,723,869	$(1,446,820)	$85,277,049	$11,252,444	$96,529,493

Net income	-	1,864,129	18,829	1,882,958	1,074,552	2,957,510
Distributions	-	(5,175,230)	(52,275)	(5,227,505)	(12,330,838)	(17,558,343)
Investment by noncontrolling interests	-	-	-	-	4,815	4,815
Balance, June 30, 2016 (unaudited)	258,761	$83,412,768	$(1,480,266)	$81,932,502	$973	$81,933,475

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Financial Statements	(A Delaware Limited Partnership)

Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(6,988,073)	$(14,631,419)
Adjustments to reconcile net loss to net cash provided by operating activities:
Finance income, net of costs and fees	36,780	497,214
Income from investment in joint ventures	(930,484)	(1,019,118)
Depreciation	4,018,347	5,207,875
Credit loss, net	14,361,159	19,983,831
Interest expense from amortization of debt financing costs	294,640	354,084
Interest expense from amortization of seller's credit	234,805	221,550
Loss (gain) on derivative financial instruments	537,861	(643,924)
Gain on sale of subsidiaries	(8,721,363)	-
Gain on sale of investment in joint ventures	(291,990)	-
Changes in operating assets and liabilities:
Restricted cash	-	4,167,126
Other assets	(332,823)	(1,091,207)
Accrued expenses and other liabilities	1,228,891	(1,013,477)
Deferred revenue	(403,561)	(783,508)
Due to General Partner and affiliates	(749,994)	(576,792)
Distributions from joint ventures	780,687	898,629
Net cash provided by operating activities	3,074,882	11,570,864
Cash flows from investing activities:
Principal received on finance leases	4,164,553	1,497,000
Investment in joint ventures	(56)	(26,187)
Distributions received from joint ventures in excess of profits	5,396,007	723,383
Principal and sale proceeds received on notes receivable	88,000	11,067,555
Proceeds from sale of susidiaries, net of cash transferred	49,423,757	-
Proceeds from sale of investment in joint ventures	7,803,189	-
Net cash provided by investing activities	66,875,450	13,261,751
Cash flows from financing activities:
Repayment of long-term debt	(10,893,182)	(13,977,250)
Investment by noncontrolling interests	4,815	4,624
Proceeds from revolving line of credit, recourse	1,500,000	-
Distributions to partners	(10,455,010)	(10,455,010)
Distributions to noncontrolling interests	(12,330,838)	-
Net cash used in financing activities	(32,174,215)	(24,427,636)
Net increase in cash and cash equivalents	37,776,117	404,979
Cash and cash equivalents, beginning of period	9,281,044	12,958,231
Cash and cash equivalents, end of period	$47,057,161	$13,363,210

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,503,142	$5,264,025

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

“Total Proceeds Received,” as referenced in the sections entitled Dispositions During the Quarter and Disposition Following the Quarter, does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com, or
•	Visiting www.sec.gov, or
•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.